Pricing Supplement No.  J001      Dated  2/09/98               Rule 424(b)(2)
(To Prospectus dated December 1, 1997)                     File No. 333-38931

SALOMON SMITH BARNEY HOLDINGS INC.

NOTES, SERIES J
Due More Than Nine Months from Date of Issue

Principal Amount:     $25,000,000.00

Issue Price:     100.00000%

Proceeds to Company on original issuance:     $24,758,500.00

Commission or Discount on original issuance:     $241,500.00

Salomon Brothers Inc's capacity on original issuance:   | |  As agent
    If as principal                                     |X|  As principal
       | |  The Notes are being offered at varying prices related
            to prevailing market conditions but not to exceed 100.00000 %. |X| The Notes are being offered at a fixed initial public
            offering price of 100.00000 % of Principal Amount.
Original Issue Date:     2/23/98

Stated Maturity:     2/23/2003

Interest Rate:     6.0000000%

Interest Payment Dates:

   | |  Monthly
   | |  Quarterly
   |X|  Semi-annually, on the 23rd of Feb. & Aug. First coupon is 8/23/98.

Amortizing Note:         | |  Yes       |X|  No
   Amortization Schedule:

Optional Redemption:   | |  Yes   |X|  No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption: | | In whole only and not in part | | May be in whole or in part

Optional Repayment:       | |  Yes     |X|  No
   Optional Repayment Dates:
   Optional Repayment Prices:

Survivor's Option:        |X|  Yes       | |  No

Discount Note:   | |  Yes   |X|  No
   Total Amount of OID:
   Bond Yield to Call    :
   Bond Yield to Maturity:
   Yield to Maturity:

CUSIP: 79548GAA5